UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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STOCKHOLDER UPDATE | MAY 2023 Annual Meeting Stockholder Update May 2023

One of the largest less-than-truckload (LTL) providers in North America

XPO partners with ~27,000 customers to transport freight, using propriety technology and a nationwide network[1]


XPO
Your freight first
XPO
Your freight first

XPO KEY METRICS[1]

2022 FY Revenue	$4.6 billion
Adjusted EBITDA	$1.01 billion
Employees	22,000
LTL industry size[2]	~$59 billion

STRONG POSITIONING AND OPPORTUNITY

- Leader in a bedrock industry with disciplined pricing and deep competitive moat
- Critical nationwide network coverage, with in-house sources of capacity
- Data-driven levers of profit growth embedded in proprietary technology
- High-ROIC business with compelling outlook and well-defined growth strategy
- Results-oriented executive leaders with long history of transforming operations

Since the RXO spin-off, XPO's TSR increased by 47%[3]

Note: Financial information included in this presentation is based on our 2022 Annual Report. On April 11, 2023, we recast our financial information to assist investors in assessing XPO's historical performance. A copy of the relevant recast financial information is included for informational purposes in Annex A of our 2022 Proxy Statement.

[1] Data as of and for full fiscal year ended December 31, 2022, unless otherwise noted, reflecting North American Less-Than-Truckload ("LTL") business segment post-RXO spin-off. Targets reflect North American LTL only.

[2] Source: Third-party US LTL industry research (2022).

[3] Total stockholder return (TSR) measured over period of November 1, 2022 through May, 5 2023.

1 STOCKHOLDER UPDATE | MAY 2023

XPO

STOCKHOLDER UPDATE | MAY 2023 2 XPO’s transformation Over the last two years, XPO has undergone a significant business transformation into a pure - play LTL company in North America, and made meaningful changes to align with the new business model Board Refreshment: ► To align the Board’s composition with XPO’s post - spin - off strategy, four directors departed, and four directors were added to the Board Committee Refreshment: ► Reconstituted Board committees, including appointing all newly elected directors to the Compensation Committee Committee Leadership: ► Named Johnny C. Taylor Jr. Compensation Committee Chair spin - off completed August 2021 Stockholder Engagement: ► Compensation Committee led engagement prior to Annual Meeting − Discussions focused on compensation changes the Board approved and understanding feedback related to the program − Engagements also included discussion on stockholder proposals and ESG matters August 2022 CEO Succession Plan: ► Announced Mario Harik to succeed Brad Jacobs as CEO effective with RXO spin - off Board Leadership: ► Appointed Brad Jacobs to serve as executive chairman effective with RXO spin - off Board Refreshment: ► Announced three directors would depart and three new directors, including Mr. Harik, would be added to the Board effective with the RXO spin - off Strategy: ► Announced strategic LTL growth plan at XPO’s Investor Day Stockholder Engagement: ► Initiated multi - month stockholder engagement with Compensation Committee members participating − Discussions focused on understanding concerns that drove the say - on - pay vote, as well as seeking feedback related to anticipated compensation adjustments as a result of the RXO spin - off May 2022 October 2022 Board Leadership: ► Refreshed Board leadership including appointment of Johnny C. Taylor, Jr. as lead independent director and Allison Landry as vice chair and Chair of the Nominating, Governance and Sustainability Committee Committee Refreshment: ► Added select new members of the Board – Irene Moshouris and Bella Allaire – to Board committees November 2022 2022 Annual Meeting spin - off completed

STOCKHOLDER UPDATE | MAY 2023 3 Established new management team Following the RXO spin - off in November 2022, Mario Harik succeeded Brad Jacobs as XPO’s CEO, with Brad transitioning to executive chairman ► Mario has been instrumental in establishing XPO as an industry leader and in transforming the LTL business − With 11+ years of leadership experience at XPO, including his roles as president of North American LTL, chief information officer and chief customer officer, Mario has a deep understanding of the business and is well positioned to lead XPO in its next chapter ► In connection with his promotion to CEO in 2022, Mario was granted a Promotion PSU Award, in recognition of the increase in scope of his role and further aligning his compensation with stockholder value creation 1 − $6.5M performance - based PSU award based on TSR performance over four years In conjunction with the CEO transition, XPO brought together a world - class management team composed of experienced leaders 1 Promotion PSU Award has a grant date of August 5, 2022, four - year performance period and grant value of $6,500,000. Performance goals are based on XPO’s TSR over the performance period relative to the S&P Midcap 400 Index, with a multiplier based on XPO ’s TSR over the performance period compared to the aggregate weighted TSR of certain pre - selected transportation peers. The maximum award opport unity is equal to 200% of the target number of shares subject to the Promotion PSU Award. CARL ANDERSON Chief Financial Officer (November 2022) CAROLYN ROACH Chief Human Resources Officer (January 2023) ALI FAGHRI Chief Strategy Officer (January 2023) MICHAEL ABRAHAMS Chief Communications Officer (January 2023) WENDY CASSITY Chief Legal Officer (March 2023) DAVE BATES Chief Operating Officer (April 2023)

STOCKHOLDER UPDATE | MAY 2023 4 Five - year strategic plan Targets for Growth, Profitability and Efficiency 2021 - 2027 Revenue CAGR of 6% to 8% Adjusted EBITDA CAGR of 11% to 13% Adjusted operating ratio improvement of at least 600 bps At our Investor Day in October 2022, we announced our strategic priorities and operational goals to position XPO as a leader in a competitive landscape Gain market share ► Grow capacity to accommodate demand ► Provide best - in - class service to gain new business and grow wallet share ► Expand sales resources and target growing verticals Optimize pricing ► Increase win rate on contracts ► Capture real - time opportunities with dynamic pricing ► Enhance margin with proprietary cost modeling Operational excellence ► Utilize proprietary technology to optimize all parts of the shipment lifecycle ► Insource more linehaul miles ► Drive efficiencies in pick - up and delivery and dock labor ► Deploy robust piece - level tracking Note: Targets are for North American LTL only and assume 8% to 12% gross capex as a percent of revenue, on average, over the ne xt several years. 4

STOCKHOLDER UPDATE | MAY 2023 5 Leadership structure put in place to position XPO for success as a pure - play LTL transportation provider, facilitate a smooth CE O transition and ensure robust independent oversight Board leadership structure ► Oversees overall corporate strategy, strategic customer and other key stakeholder relationships and corporate development ► Leads the Board ► Advises management on growth strategies, critical human capital strategies, and key stakeholder engagements ► Alongside CEO, charts the mid - to long - term roadmap for business, value creation strategy and stockholder engagement Executive Chairman Brad Jacobs, as of 2022 Role established in November 2022 to provide key support for management and promote stability following a multi - year business transformation Role established in 2019 to provide support on key governance matters to chairman and lead independent director including participating in annual stockholder engagement efforts Key Roles and Responsibilities Role established in 2016 to complement roles of independent committees and committee chairs in providing effective independent Board oversight Lead Independent Director Johnny C. Taylor, Jr., as of 2022 Vice Chair Allison Landry, as of 2022 ► Presides at all Board meetings at which the executive chairman is not present ► Presides at all executive sessions of the independent directors ► Calls additional meetings of the independent directors as necessary ► Serves as a liaison between the executive chairman and the independent directors ► Alongside executive chairman, reviews and approves Board meeting agendas to ensure focus on critical matters ► Available to meet with significant stockholders as required ► Presides at Board meetings where the executive chairman and lead independent director are not present ► Assists the executive chairman, when appropriate, in carrying out duties ► Assists the lead independent director, when appropriate, in carrying out duties ► Performs other duties and responsibilities and provides assistance as the Board or the executive chairman may determine, including with stockholder engagement

XPO's Board of Directors

XPO's highly engaged and diverse set of directors are committed to being strong stewards of stockholder capital

BRAD JACOBS
Executive Chairman
Director Since Sept. 2011



Chairman, Founder and Former CEO, XPO, United Rentals & United Waste Systems

- ✓ In-depth knowledge of the business and leadership experience as the company's executive chairman and former CEO

JOHNNY C. TAYLOR, JR.
Lead Independent Director
Director Since Aug. 2021



President and CEO, the Society of Human Resources Management

- ✓ A global leader on the future of employment, culture and leadership with over 25 years experience as a lawyer, HR executive and CEO

CC*

ALLISON LANDRY
Vice Chair
Director Since Aug. 2021



Former Senior Transportation Research Analyst, Credit Suisse

- ✓ More than 15 years experience in transportation sector, equity markets, and research and analysis

CC, NCGSC*, OE

JASON AIKEN
Director
Director Since Aug. 2021



Executive VP, Technologies and CFO, General Dynamics Corp.

- ✓ Significant financial and accounting expertise through his service as CFO and other senior finance positions

AC*

MICHAEL JESSELSON
Director
Director Since Mar. 2016



President and CEO, Jesselson Capital Corp.

- ✓ Significant experience with public company governance through prior service as lead independent director of American Eagle

AC

New Directors Added Post RXO Spin-Off

BELLA ALLAIRE
Director
Director Since Nov. 2023



Executive VP of Technology and Operations, Raymond James Financial

- ✓ Deep technical knowledge through executive roles overseeing technological transformation and operations

NCGSC

J. WES FRYE
Director
Director Since Mar. 2023



Former Senior VP and CFO, Old Dominion Freight Line

- ✓ More than 30 years of direct LTL operational experience and extensive finance and accounting knowledge from roles at Old Dominion Freight

OE

MARIO HARIK
Director and CEO
Director Since Nov. 2022



Chief Executive Officer, XPO

- ✓ Extensive leadership and company-specific experience as XPO's former CIO, CCO and president of North American LTL

OE*

IRENE MOSHOURIS
Director
Director Since Nov. 2022



Senior VP and Treasurer, United Rentals

- ✓ Financial leadership experience gained through numerous treasury and tax management positions, including senior VP and treasurer

AC, CC, NCGSC

AC = Audit Committee CC = Compensation Committee NCGSC = Nominating, Corporate Governance & Sustainability Committee OE = Operational Excellence Committee * = Chair

XPO

6 STOCKHOLDER UPDATE | MAY 2023

STOCKHOLDER UPDATE | MAY 2023 Board risk oversight 7 The Board provides robust oversight of current and potential risks facing XPO and has delegated responsibility as follows: AUDIT COMMITTEE COMPENSATION COMMITTEE NOMINATING, CORPORATE GOVERNANCE AND SUSTAINABILITY COMMITTEE ► Oversees the policies that govern the process by which exposure to risk is assessed and managed by management. In that role, the Audit Committee discusses major financial risk exposures with management and discusses the steps that management has taken to monitor and control these exposures ► Responsible for reviewing risks arising from related party transactions involving XPO, and for overseeing companywide Code of Business Ethics and overall compliance with legal and regulatory requirements ► Monitors the risks associated with compensation philosophy and programs ► Ensures that the company’s compensation structure strikes an appropriate balance in motivating our senior executives to deliver long - term results for the company’s stockholders, while simultaneously holding senior leadership team accountable ► Oversees risks related to governance structure and processes, as well as risks associated with the company’s corporate sustainability practices and reporting ► Oversees XPO’s political activity and, pursuant to the Political Activity Policy, has final approval over all political contributions OPERATIONAL EXCELLENCE COMMITTEE ► Reviews XPO’s strategies and objectives with respect to operational excellence, including financial and operational performance, continuous improvement of quality and service, operational efficiency, cost control, safety and technological innovation ► Reviews, with management, reports and key performance indicators relating to progress and trends in company operational excellence and achievement against the company’s strategies and objectives Operational Excellence Committee (April 2023) Committee Members Wes Frye x 30+ years of direct LTL operational experience Allison Landry x 15+ years experience in the transportation sector, equity markets, research and analysis Mario Harik (Chair) x 11+ years of leadership experience as chief information officer, chief customer officer and president, North American LTL at XPO Assists Board in oversight of operational strategy and progress

STOCKHOLDER UPDATE | MAY 2023 8 Robust stockholder engagement and commitment to responsiveness 1 Calculated based on stockholder positions and shares outstanding as of December 31, 2022. Following the 2022 Annual Meeting, as part of the reconstituted Compensation Committee’s holistic review of XPO’s compensation program and to ensure alignment with the new business strategy, Committee members engaged with stockholders to seek feedback During engagements, XPO sought feedback and gained stockholders’ perspectives on the following elements of the executive compensation program: ► Concerns which drove the 2022 say - on - pay vote ► Go - forward compensation program for executive chairman, incoming CEO and CFO ► How to address the outstanding, in - flight awards upon completion of RXO spin - off ► Conversion of cash LTI awards into performance - based equity award ► Approach to performance and compensation benchmarking Stockholder feedback was critical to informing the executive chairman, incoming CEO and CFO’s compensation program, the conversion of outstanding executive awards and CD&A disclosures The Compensation Committee considers dialogue with existing stockholders to be especially critical in formulating XPO’s executive compensation philosophy and program STOCKHOLDER OUTREACH AND ENGAGEMENT 1 Stockholders Holding 66% O/S Total Stockholders Engaged With Total Stockholders Contacted Stockholders Holding 44% O/S 31% O/S Compensation Committee participated in engagements

2023 compensation program

In response to stockholder feedback, the Compensation Committee established a formulaic incentive structure that is primarily performance-based and aligned with long-term strategy

ELEMENT	2023 COMPENSATION DESIGN	CHANGE
BASE SALARY	▸ Fixed cash compensation corresponds to experience and job scope, and is aligned with market levels	-
SHORT-TERM INCENTIVE	**Executive Chairman, CEO and CFO** ▸ 100% based on performance against the company's annual adjusted EBITDA target – Adjusted EBITDA is a mainstay goal for financial performance measurement in each of XPO's reportable segments **COO[1]** ▸ Profit-sharing cash incentive program with 0.56% participation factor of LTL adjusted operating income – Adjusted operating income incentivizes improving profitability	▸ Removed the modifier, establishing a purely formulaic incentive
LONG-TERM INCENTIVES[2]	▸ 80% PRSUs based on three-year performance period – 40% - LTL Adjusted EBITDA Growth – 20% - LTL Adjusted Operating Ratio Improvement – 40% - Relative TSR vs. S&P Transportation Select Index *(target earned if TSR is at 60th percentile)* Additional PRSU Key Features: – Cliff vesting contingent upon performance hurdles – Post-vesting sales restriction of one year ▸ 20% RSUs which vest annually over three years	▸ Transitioned to practice of awarding an annual LTI grant ▸ PRSU operational targets are tied to the company's multi-year outlook for the LTL business, as communicated at 2022 Investor Day ▸ Double-trigger change-in-control provision applied

2023 Annual Target CEO Compensation Mix[3]


8%
17%
15%
60%

77% of target CEO pay is at-risk

- Base Salary
- Short-Term Incentive
- Time-Vested RSUs
- Performance-Based RSUs

[1] COO profit-sharing cash incentive program paid out quarterly and subject to Mr. Bates' continuing employment through the date on which the Company's quarterly earnings are publicly announced and the terms and conditions of the Company's profit-sharing cash incentive program to be approved by the Company's compensation committee.
[2] Represents 2023 LTI design for XPO's executive chairman and CEO. CFO LTI consists of 65% PRSUs and 35% RSUs. COO LTI consists of 63% PRSUs and 37% RSUs.
[3] Compensation components as confirmed in Mr. Harik's employment agreement filed on August 4, 2022. Mr. Harik's Promotion PSU Award granted in 2022 is not included in the graphic.

9 STOCKHOLDER UPDATE | MAY 2023

XPO

STOCKHOLDER UPDATE | MAY 2023 10 2023 executive chair compensation The Compensation Committee considered many factors in developing Brad Jacobs’ compensation for his role as executive chair including: ► Analyzing pay programs for executive chairs at S&P 500 companies for which an executive chairman was in the role for at least one year in order to establish a benchmark ► Decreasing the quantum to reflect the new role ► Designing a program that supported retention and incentivized long - term value creation Component Target Outcome TOTAL TARGET COMPENSATION $6.5M ► Decreased total target compensation by 50% from $13M target compensation in CEO role 1 ► Heavily tied to long - term performance, with 77% in the form of LTI ► Target compensation is 65% of CEO’s 2023 target compensation ► Below median of executive chair compensation based on benchmarking analysis BASE SALARY $0.6M ► Fixed cash compensation corresponds to experience and job scope, and is aligned with market levels SHORT - TERM INCENTIVE $0.9M ► Incentive structured identical to CEO and CFO short - term incentive design ► Reflects stockholder feedback for short - term incentive to be formulaic LONG - TERM INCENTIVES $5.0M ► Incentive structured to align with long - term incentive for CEO ► Significantly performance based, with 80% in the form of PRSUs and 20% in the form of RSUs ► Reflects stockholder feedback to transition to annual grants The Committee approved the following design: 1 LTI portion consists of the 2022 tranche of the Cash LTI award granted in 2020.

Long-term incentive awards modified to reflect business transformation

As a result of the spin-offs of GXO and RXO, the Compensation Committee made several changes to executive awards after carefully re-evaluating their structure, considering stockholder feedback and relevance for XPO as a stand-alone, pure-play LTL business

PRIOR AWARD	CONSIDERATIONS	SUPERSEDING AWARD
2020 CASH LTI AWARDS (2020—2026 Performance Period) • Fully performance-based Cash LTI Award with four tranches vesting through 2026 with a target value of $10M each • Based on performance targets of absolute adjusted cash flow per share (50% weighting), growth in adjusted cash flow per share relative to peers (25% weighting) and ESG scorecard achievements (25% weighting)	• Awards should reflect the current business profile and motivate executives to achieve goals aligned with company strategy and stockholder value • In 2021, took stockholder feedback expressing a preference for equity-based awards into consideration and converted 50% of the target value of Mr. Jacobs' and 100% of Mr. Harik's 2022 tranche, denominated in cash, into performance-based equity awards	**FINAL TRANCHE OF LTI AWARDS** • Metrics of final 2023 tranche of awards (set to vest in 2026) realigned with strategic priorities post-spin-off, including recalibrating ESG metrics to better align with XPO business profile • ESG Scorecard encompasses targets across six categories: workforce and talent; employee and community safety; DE&I; environmental sustainability; information security; and governance
2019 PSU AWARD (2019—2024 Performance Period) • Dual-conditioned performance goals required achievement of both relative TSR[1] and at least $2.54 adjusted EPS by year-end 2024 to earn any payout[2] **2018 PSU AWARD (2019—2022 Performance Period)** • Dual-conditioned performance goals required achievement of both stock price and adjusted cash flow per share targets to earn any payout	• Reevaluated awards to maximize stockholder value creation and executive retention during time of significant change to business operations and leadership team • Previous performance goals not applicable to XPO's current business; the Company's new position in the market as a standalone Company makes it unfeasible to formulate comparable stretch goals several years in the future, relative to the original construct • New award value purely tied to stock price performance to motivate stockholder value creation over the long-term	**SPIN-RELATED TIME-BASED RSU AWARD** • Canceled the 2018 and 2019 PSU awards and granted a single time-based RSU award which vests on December 31, 2024, a two-year extension for prior performance period of the 2018 PSU award • To enhance retention, subject to a one-year lock-up which prohibits transfers of shares through December 31, 2025

[1] Outperformance of at least 310 percentage points relative to the S&P Transportation Select Industry index.
[2] Adjusted EPS of $2.54 represents a CAGR of 19% relative to 2018 adjusted EPS, as calculated in accordance with our performance-based restricted stock unit award agreement.

11 STOCKHOLDER UPDATE | MAY 2023

XPO

STOCKHOLDER UPDATE | MAY 2023 12 12 Forward - looking statements This document includes forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 . All statements other than statements of historical fact are, or may be deemed to be, forward - looking statements . In some cases, forward - looking statements can be identified by the use of forward - looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” "strategy" or the negative of these terms or other comparable terms . However, the absence of these words does not mean that the statements are not forward - looking . These forward - looking statements are based on certain assumptions and analyses made by the company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the company believes are appropriate in the circumstances . These forward - looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward - looking statements . Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following : economic conditions generally ; the severity, magnitude, duration and aftereffects of the COVID - 19 pandemic, including supply chain disruptions due to plant and port shutdowns and transportation delays, the global shortage of certain components such as semiconductor chips, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages, which may lower levels of service, including the timeliness, productivity and quality of service, and government responses to these factors ; our ability to align our investments in capital assets, including equipment, service centers, and warehouses and other network facilities, to our customers’ demands ; our ability to implement our cost and revenue initiatives ; the effectiveness of our action plan, and other management actions, to improve our North American LTL business ; our ability to benefit from a sale or other divestiture of one or more business units ; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies ; goodwill impairment, including in connection with a business unit sale or other divestiture ; matters related to our intellectual property rights ; fluctuations in currency exchange rates ; fuel price and fuel surcharge changes ; natural disasters, terrorist attacks, wars or similar incidents, including the conflict between Russia and Ukraine and increased tensions between Taiwan and China ; the expected benefits of the spin - off of RXO, Inc .; the impact of the prior spin - offs of GXO Logistics, Inc . and RXO, Inc . on the size and business diversity of our company ; the ability of the spin - off of a business unit to qualify for tax - free treatment for U . S . federal income tax purposes ; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems ; our indebtedness ; our ability to raise debt and equity capital ; fluctuations in fixed and floating interest rates ; our ability to maintain positive relationships with our network of third - party transportation providers ; our ability to attract and retain qualified drivers ; labor matters ; litigation ; risks associated with our self - insured claims ; risks associated with defined benefit plans for our current and former employees ; the impact of potential sales of common stock by our chairman ; governmental regulation, including trade compliance laws, as well as changes in international trade policies, sanctions and tax regimes ; governmental or political actions, including the United Kingdom’s exit from the European Union ; and competition and pricing pressures . All forward - looking statements set forth in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations . Forward - looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward - looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law .